UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 754-3427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2023, Hall of Fame Resort & Entertainment Company (the “Company”) and its wholly-owned subsidiary, HOF Village Newco, LLC (“HOF Village”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Sandlot Facilities, LLC (“Purchaser”) and Sandlot Youth Sports Holdings, LLC (“Purchaser Guarantor”). Pursuant to the Purchase Agreement, HOF Village will sell to Purchaser for a $10 million purchase price, subject to adjustment (the “Purchase Price”), 80% of a newly formed limited liability company named Sandlot HOFV Canton SC, LLC (“Sports Complex Newco”), to which the Company, HOF Village and HOF Village Youth Fields, LLC will contribute the ForeverLawn Sports Complex business prior to closing (the “Transaction”).

Under the Purchase Agreement, the Seller will hold back $1.5 million of the Purchase Price (the “Holdback Amount”) to secure certain indemnification obligations of the Company and HOF Village, which holdback will be released to Seller in three $500,000 increments at 6, 12 and 18 months after the closing date of the Transaction (the “Closing”), subject to post-Closing adjustment of the Purchase Price and any indemnification claims pursuant to the Purchase Agreement.

The Company, HOF Village, Purchaser and Purchaser Guarantor have each made customary representations and warranties and covenants in the Purchase Agreement. The Company, HOF Village, Purchaser and Purchaser Guarantor have each given customary surviving indemnities and undertakings in favor of the other parties to the Purchase Agreement, which are subject to customary survival periods and maximum liability limitations. The closing of the Transaction is subject to customary closing conditions, including release of a leasehold mortgage on the ForeverLawn Sports Complex land, and is expected to occur in January 2024. The Company or Purchaser may terminate the Purchase Agreement if the Closing has not occurred on or before January 31, 2024, subject to the terms of the Purchase Agreement.

Under the Purchase Agreement, at the Closing, HOF Village will enter into certain commercial arrangements that consist of (i) the Facilities Management Agreement between HOF Village and Sports Complex Newco, pursuant to which HOF Village will provide certain facilities services to Sports Complex Newco, (ii) the Marketing and SC Programming Collaboration Agreement among HOF Village, Sports Complex Newco and Purchaser Guarantor, pursuant to which the parties thereto will collaborate with regard to marketing and programming of the ForeverLawn Sports Complex, (iii) the Marketing and CFP Programming Collaboration Agreement between HOF Village and Sports Complex Newco, pursuant to which the parties thereto will collaborate with regard to marketing and programming at the Center for Performance, and (iv) the Food and Beverage Services Agreement between HOF Village and Sports Complex Newco, pursuant to which HOF Village will provide certain food and beverage services to Sports Complex Newco.

Cautionary Note Concerning Forward-Looking Statements

Certain statements made in this Form 8-K are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “may,” “until,” “future,” “will,” “would,” “anticipates,” “expects,” “potential” and “estimates” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, risks that the Transaction will not be completed in a timely manner or at all; the possibility that certain closing conditions to the Transaction will not be satisfied; potential litigation involving the Company; the Company’s ability to execute its business plan and meet its projections; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 7.01	Regulation FD Disclosure.

On December 29, 2023, the Company issued a press release regarding the Transaction, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated December 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: December 29, 2023

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